Exhibit 99.1

For Immediate Release

Niska Gas Storage Partners LLC Prices Initial Public Offering of Common Units

Houston, Texas — May 11, 2010 — Niska Gas Storage Partners LLC (“Niska”) announced today the pricing of its initial public offering of 17,500,000 common units at $20.50 per unit. The units will begin trading on the New York Stock Exchange on May 12, 2010 under the ticker symbol “NKA.” The underwriters have the option to purchase from Niska up to an additional 2,625,000 common units, at the same price, to cover over-allotments, if any.  The offering is expected to close on May 17, 2010.

Niska intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility and the remainder for general company purposes, including to fund a portion of the cost of its expansion projects.

Upon conclusion of the offering, the public will own 17,500,000 common units, or 20,125,000 common units if the underwriters exercise, in full, their option to purchase additional common units.  Niska Sponsor Holdings Coöperatief U.A., which is majority owned by funds managed by Riverstone Holdings LLC, will own, directly or indirectly, the remaining equity interests.

Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation, and UBS Securities LLC are acting as joint book-running managers of the offering. The offering of these securities is being made only by means of a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282 or by calling (866) 471-2526, or from Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by calling (866) 718-1649.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such common units in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO Hub™ in Alberta, Canada; Wild Goose in Northern California; and Salt Plains in Oklahoma.  Niska also contracts 8.5 Bcf of gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 185.5 Bcf of gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-

looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Niska’s SEC filings. Niska undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact

For Niska Gas Storage Partners LLC

Jeffrey Taufield or Michael Freitag
Kekst and Company
212-521-4800